UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2012, Health Management Associates, Inc. (the “Company”) issued a press release (i) previewing its operating results for the three months and year ended December 31, 2011 and (ii) announcing certain of its financial and operational objectives for the year ending December 31, 2012.

The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, Timothy R. Parry, Esq., Senior Vice President, General Counsel and Secretary of the Company and a “named executive officer” within the meaning of Instruction 4 to Item 5.02 of Form 8-K, announced his intent to resign as the Company’s General Counsel and Secretary effective immediately and retire from the Company effective March 2, 2012. As of the filing of this Current Report on Form 8-K, the Company and Mr. Parry have not entered into any financial arrangements regarding these changes. Linda A. Epstein, Esq., Vice President and Associate General Counsel, has been named as the Company’s Acting General Counsel and has been designated as an executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Health Management Associates, Inc. on January 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 9, 2012	By:	/s/ Gary S. Bryant
Gary S. Bryant
Vice President and Controller